Farmhouse, Inc. (OTC: FMHS) Secures $20 Million Equity Line with GHS Investments to Support Growth and Digital-Asset Initiatives

San Francisco, CA – November 7, 2025 – Farmhouse, Inc. (OTC: FMHS) (“Farmhouse” or the “Company”) today announced that it has entered into a Common Stock Purchase Agreement (the “Equity Line”) with GHS Investments, LLC (“GHS”), providing the Company with the right – but not the obligation – to sell up to $20,000,000 of its common stock over a 24-month term.

Under the Equity Line, and subject to the effectiveness of a registration statement on Form S-1, Farmhouse may, at its sole discretion and from time to time, direct GHS to purchase registered shares of its common stock. Sales under the facility may occur only after the Company’s registration statement on Form S-1 is declared effective by the SEC.

As consideration for establishing the facility, Farmhouse has issued 500,000 shares of common stock as restricted securities to GHS. These shares will be included for resale in the Company’s Form S-1 registration statement.

Each draw (“Put”) may range from $10,000 to $500,000, may not exceed 200% of the average daily trading dollar volume for the ten (10) trading days preceding the Put Notice, and must be separated by at least ten (10) trading days between closings. The purchase price for each Put will be the lower of (i) 95% of the Market Price or (ii) 100% of the lowest intraday price during the applicable Pricing Period. GHS is subject to a 4.99% beneficial-ownership cap and has agreed not to engage in short sales of Farmhouse common stock during the term.

“This financing relationship provides us with a flexible, on-demand source of growth capital as we execute our plan,” said Evan Horowitz, CEO of Farmhouse. “By accessing capital opportunistically, we aim to support expansion initiatives, digital-asset treasury strategies, and broader working-capital needs while managing dilution.”

The Company intends to use proceeds from the Equity Line for growth initiatives, digital-asset activities, general corporate and working-capital purposes, and potential acquisitions.

Farmhouse will file a Current Report on Form 8-K describing the Equity Financing Agreement and related documents, and will file a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) to register the resale of shares issuable under the facility, including the commitment shares.

About Farmhouse, Inc. (OTC: FMHS)

Farmhouse, Inc. holds a portfolio of intellectual property assets, including domains and assorted trademarks. It is currently focused on strategic acquisitions to leverage its public company platform and enhance shareholder value.

For more information, please contact Investor Relations below.

Media & Investor Contact
Investor Relations
Farmhouse, Inc.
treasury@farmhouse.tv

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Equity Financing Agreement, anticipated use of proceeds, the timing and effectiveness of any registration statement, and the Company’s growth and financing plans. Forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including market conditions, the Company’s ability to satisfy closing conditions and maintain SEC registration effectiveness, trading-volume limitations, dilution from future issuances, and other risks described in the Company’s SEC filings. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.